FOR IMMEDIATE RELEASE                                                                                                                                          NR10-05

DYNEGY ANNOUNCES 2009 ANNUAL AND FOURTH QUARTER FINANCIAL RESULTS

•	Full-year 2009 Adjusted EBITDA of $803 million down 2 percent period-over-period; lower commodity prices partially offset by solid operational and commercial execution
o	2009 net loss attributable to Dynegy Inc. of $1.2 billion included asset and goodwill impairments, a net loss on asset sales, mark-to-market losses, debt extinguishment costs and lower interest income

•	Fourth quarter 2009 Adjusted EBITDA of $105 million down 21 percent period-over-period primarily due to a planned outage at a West segment facility
o	Fourth quarter 2009 net loss attributable to Dynegy Inc. of $355 million primarily driven by a net loss on asset sales, mark-to-market losses, debt extinguishment costs and lower interest income

•	Capital structure includes liquidity of $2.3 billion

•	Company exceeds most recent 2009 guidance estimates; reaffirms 2010 guidance estimates

HOUSTON (February 25, 2010) – Dynegy Inc. (NYSE: DYN) today announced that Adjusted EBITDA for 2009 was $803 million, compared to $818 million for 2008.  The company also reported a net loss attributable to Dynegy Inc. of $1.2 billion or $(1.52) per diluted share for 2009, compared to net income of $174 million or $0.20 per diluted share for 2008.  The net loss in 2009 was driven by asset and goodwill impairments, a net loss on asset sales, mark-to-market losses, debt extinguishment costs and lower interest income.  GAAP results in 2008 included a net gain on asset sales and mark-to-market gains, partially offset by asset impairments.

For the fourth quarter 2009, Adjusted EBITDA was $105 million, compared to $133 million for the fourth quarter 2008.  The company also reported a net loss attributable to Dynegy Inc. of $355 million or $(0.47) per diluted share for the fourth quarter 2009, compared to a net loss of $7 million or $(0.01) per diluted share for the fourth quarter 2008.  The net loss in the fourth quarter 2009 was driven by a net loss on asset sales, mark-to-market losses, debt extinguishment costs and lower interest income.  GAAP results in the fourth quarter 2008 primarily included mark-to-market gains, offset by asset impairments and a net loss on asset sales.

Period-over-period comparisons of full-year and fourth quarter 2009 results, including items that affected the GAAP measures of net income and net loss, are provided in more detail in the charts below and the schedules that accompany this news release.

“2009 was a challenging year for the company and the electricity sector in general due to significantly lower commodity prices and reduced demand that can be attributed to a weak U.S. economy and milder than usual summer weather, particularly in the Midwest,” said Bruce A. Williamson, Chairman, President and Chief Executive Officer of Dynegy Inc.  “In the face of tough market conditions, Dynegy continued to execute well, with our key reliability benchmark of in-market availability tracking above 90 percent for our coal baseload fleet.  Strong plant reliability, combined with fleet diversity and market conditions that generally favored combined-cycle generation, enabled us to generate total volumes that were relatively flat period-over-period.  Further, our effective commercial strategy allowed us to capture significant value over and above market prices.

“In addition to executing well, our key accomplishments in 2009 included the successful execution of a strategic transaction that substantially increased our liquidity, preserved a strong, diversified asset base and simplified our corporate governance structure to create a 100 percent publicly held company for the first time in our history,” Williamson added.  “The proceeds from the transaction were used to repurchase approximately $830 million of 2011 and 2012 bonds, largely eliminating our near-term bond maturities until 2015.  Going forward, we remain focused on the operational and commercial aspects of our business, while seeking to capitalize on expected longer-term power market improvements.”

2009 Annual and Fourth Quarter Comparative Results

Comparisons of the company’s full-year and fourth quarter results period-over-period are set forth in the table below (in millions of dollars, except per share amounts).  The non-GAAP financial measures of EBITDA, Adjusted EBITDA, Adjusted Cash Flow from Operations and Adjusted Free Cash Flow are used by management to evaluate Dynegy's business on an ongoing basis.  Definitions, purposes and uses of such non-GAAP measures are included in Item 2.02 to our Current Report on Form 8-K filed with the SEC on February 25, 2010, which is available on the company’s website free of charge at www.dynegy.com.  Reconciliations of these measures to the most directly comparable GAAP measures are included in the accompanying schedules to this news release.

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	12 Months Ended 12/31/2009	12 Months Ended 12/31/2008
Basic Earnings (Loss) Per Share	$(1.52)	$0.20
Diluted Earnings (Loss) Per Share	$(1.52)	$0.20

Net Income (Loss) Attributable to Dynegy Inc.	$(1,247)	$174
Add Back:
Income Tax Expense (Benefit)	(436)	76
Interest Expense and Debt Extinguishment Costs	461	427
Depreciation and Amortization Expense	350	371
EBITDA	(872)	1,048
Plus / (Less):
Asset Impairments	796	71
Goodwill Impairments	433	-
Loss (Gain) on Asset Sales, Net	302	(72)
Sandy Creek Mark-to-market (Gains) Losses	(21)	40
Noncontrolling Interests in Change in Fair Value of Interest Rate Swaps	(15)	-
Release of State Franchise Tax/Sales Tax Liabilities	-	(16)
Mark-to-Market Losses (Gains), Net	180	(253)
Adjusted EBITDA	$803	$818
	3 Months Ended 12/31/2009	3 Months Ended 12/31/2008
Basic Loss Per Share	$(0.47)	$(0.01)
Diluted Loss Per Share	$(0.47)	$(0.01)

Net Loss Attributable to Dynegy Inc.	$(355)	$(7)
Add Back:
Income Tax Benefit	(198)	(55)
Interest Expense and Debt Extinguishment Costs	150	105
Depreciation and Amortization Expense	77	94
EBITDA	(326)	137
Plus / (Less):
Loss on Asset Sales, Net	312	23
Asset Impairments	3	71
Noncontrolling Interests in Change in Fair Value of Interest Rate Swaps	(1)	-
Sandy Creek Mark-to-Market (Gains) Losses	(1)	31
Mark-to-Market Losses (Gains), Net	118	(129)
Adjusted EBITDA	$105	$133

Power Generation
Dynegy’s diversified power generation business includes three business segments: the Midwest, with approximately 5,600 megawatts of generation capacity; the West, with approximately 3,300 megawatts of generation capacity; and the Northeast, with approximately 3,700 megawatts of generation capacity.

Adjusted EBITDA from the power generation segments was $954 million for 2009, compared to $930 million for 2008.  Significantly lower power prices and spark spreads were more than offset by the impact of contracting 2009 volumes at higher energy prices, actively managing swap and option positions and other commercial activities.  The company also benefited from a net increase in capacity and tolling revenues, improved basis differentials and stronger run-times from the Midwest and Northeast natural gas combined-cycle facilities.

Management does not allocate interest expense and income taxes on a segment level and therefore uses operating income as the most directly comparable GAAP measure.  The operating loss from the power generation segments was $666 million for 2009, compared to operating income of $876 million for 2008.

The following operational and commercial factors influenced the company’s full-year 2009 Adjusted EBITDA as compared to 2008.

•
Midwest – Adjusted EBITDA was flat period-over-period despite the significant decline in commodity prices.  The negative impact from falling prices was more than offset by contracting 2009 volumes at higher energy prices, actively managing swap and option positions and other commercial activities, including the sale and assignment of a multi-year power sales contract.  Additionally, the Midwest benefited from the reduced impact of basis differential between liquid market and power delivery prices, as well as increased contributions from the Midwest’s natural gas combined-cycle facilities.  These improvements were offset by a net expense relating to the purchase of options benefiting future periods, increased operating expenses due to planned outages at coal facilities, a net decrease in capacity and tolling revenues and lower emission credit sales.  Midwest production volumes increased 2 percent due to a 74 percent increase in volumes associated with the company’s natural gas combined-cycle units.  The company’s coal fleet production volumes decreased 5 percent primarily due to lower demand as a result of mild summer weather, increased transmission line outages, off-peak wind generation and imports.  In addition, coal production volumes were lower due to more planned outages period-over-period.

•
West – Adjusted EBITDA increased 8 percent primarily due to higher capacity and tolling revenues, actively managing swap and option positions and other commercial activities.  This included a net benefit from selling options.  These benefits were offset by lower spark spreads as well as increased operating expenses related to a planned outage at the Moss Landing facility.  Overall production decreased 28 percent as a result of weak spark spreads attributed to lower demand.

•
Northeast – Adjusted EBITDA increased 12 percent despite the significant decline in commodity prices.  The negative impact from falling prices was more than offset by contracting 2009 volumes at higher energy prices, actively managing swap and option positions and other commercial activities.  This included a net benefit from selling options.  Additionally, the Northeast benefited from higher run-times at natural gas combined-cycle facilities, higher capacity revenues and emission credit sales.  These benefits were offset by allowance costs associated with the Regional Greenhouse Gas Initiative (RGGI) and a coal inventory write-down that reduced the book value of South American coal inventory to market prices.  Production volumes increased 29 percent due to stronger combined-cycle run-times.  Combined-cycle plants benefited from fewer planned outages and reduced transmission outages and congestion issues, which negatively impacted the Independence and Casco Bay facilities in 2008.  This was partially offset by milder weather and a 23 percent reduction in production volumes from the Danskammer facility due to lower market prices.

Adjusted Cash Flow from Operations for generation was $728 million for the 12 months ended December 31, 2009, while maintenance and environmental capital expenditures were $175 million and $304 million, respectively.  Adjusted Cash Flow from Operations for generation was $878 million for the 12 months ended December 31, 2008, while maintenance and environmental capital expenditures were $123 million and $235 million, respectively.  The period-over-period reduction in Adjusted Cash Flow from Operations for generation reflects additional collateral postings in 2009 related to increased commercial activity.  Adjusted Free Cash Flow from the power generation business was $249 million for the 12 months ended December 31, 2009, compared to $520 million for the 12 months ended December 31, 2008.

On a GAAP basis, Cash Flow from Operations for generation was $719 million for the 12 months ended December 31, 2009 and $869 million for the 12 months ended December 31, 2008.  Net cash provided by investing activities was $251 million for the 12 months ended December 31, 2009.  Net cash used in investing activities was $102 million for the 12 months ended December 31, 2008.  Net cash used in financing activities was $608 million for the 12 months ended December 31, 2009.  Net cash provided by financing activities was $148 million for the 12 months ended December 31, 2008.

Other
Other primarily consists of general and administrative expenses, partially offset by interest income.  General and administrative expenses were $159 million in 2009, compared to $157 million in 2008.  Interest income was $5 million in 2009, compared to $47 million in 2008.  The decrease in interest income in 2009 was due to lower interest rates.  In Other, the company reported a $151 million Adjusted loss before interest, taxes and depreciation and amortization ($168 million operating loss) during 2009, compared to an Adjusted loss of $112 million ($132 million operating loss) during 2008.   The higher Adjusted loss during 2009 was primarily related to the $42 million decrease in interest income.

Consolidated Interest Expense, Debt Extinguishment Costs and Taxes
The company’s interest expense and debt extinguishment costs totaled $461 million for 2009, compared to an interest expense of $427 million for 2008.  The increased expense in 2009 was primarily related to a $46 million debt extinguishment charge associated with the company’s liability management program.  The 2009 income tax benefit from continuing operations was $315 million, compared to an income tax expense from continuing operations of $90 million for 2008.  This reflects decreased income in 2009 offset by a lower effective tax rate.

Liquidity
As of December 31, 2009, Dynegy’s liquidity was $1.9 billion.  This consisted of $471 million in cash on hand and $1.5 billion in unused availability under the company’s credit facility.

As of February 19, 2010, liquidity increased to $2.3 billion, which consisted of $746 million in cash on hand and $1.5 billion in unused availability under the company’s credit facility.  The increase in cash on hand reflects increased cash inflows from the company’s collateral clearing agent due to lower commodity prices.

Consolidated Cash Flow

Adjusted Cash Flow from Operations totaled an inflow of $170 million for the 12 months ended December 31, 2009.  There was a cash inflow of $728 million from the power generation business, offset by outflows of $558 million in Other resulting primarily from interest payments and general and administrative expenses, net of interest income.

For the 12 months ended December 31, 2009, Dynegy’s Adjusted Free Cash Flow was an outflow of $315 million. Capital expenditures included maintenance and environmental capital expenditures of $181 million and $304 million, respectively, the latter of which reflects the company’s continuing investment in environmental upgrades.

For the 12 months ended December 31, 2008, Dynegy’s Adjusted Free Cash Flow was an outflow of $25 million.  This consisted of Adjusted Cash Flow from Operations of $349 million, offset by maintenance and environmental capital expenditures of $139 million and $235 million, respectively.

On a GAAP basis, Cash Flow from Operations for the 12 months ended December 31, 2009, and December 31, 2008, was $135 million and $319 million, respectively.  Net cash provided by investing activities was $251 million for the 12 months ended December 31, 2009.  Net cash used in investing activities was $102 million for the 12 months ended December 31, 2008.  Net cash used in financing activities was $608 million for the 12 months ended December 31, 2009.  Net cash provided by financing activities was $148 million for the 12 months ended December 31, 2008.

2010 Guidance Estimates
On November 5, 2009, the company provided Adjusted EBITDA, Adjusted Cash Flow from Operations and Adjusted Free Cash Flow ranges for 2010.  In today’s news release, the company is reaffirming those ranges, which are:
•	A range of Adjusted EBITDA of $425 million to $550 million;
•	A range of Adjusted Cash Flow from Operations of $(15) million to $110 million; and
•	A range of Adjusted Free Cash Flow of $(360) million to $(235) million. This primarily reflects the significant investment in environmental capital expense to reduce emissions.

The guidance estimates for the most directly comparable measures on a GAAP basis include:
•	A range of Net Loss of $(215) million to $(140) million;
•	A range of Cash Flow from Operations of $(15) million to $110 million;
•	Net Cash used in Investing Activities of $(400) million; and
•	Net Cash provided by Financing Activities of $15 million.

These estimates reflect quoted forward commodity price curves as of January 26, 2010.  These estimates also reflect assumptions regarding, among other things, sales volumes, fuel costs and other operational and commercial activities.

Investor Conference Call/Web Cast
Dynegy will discuss its full-year and fourth quarter 2009 financial results during an investor conference call and web cast today, February 25, 2010, at 10 a.m. ET/9 a.m. CT.  Participants may access the web cast and the related presentation materials in the “Investor Relations” section of www.dynegy.com.

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About Dynegy Inc.
Through its subsidiaries, Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets.  The power generation portfolio consists of approximately 12,500 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil.  DYNC

Certain statements included in this news release are intended as “forward-looking statements.”  These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements concerning: financial guidance estimates; anticipated earnings or cash flows; the effectiveness of Dynegy’s commercial strategy; and expected long-term power market improvements.  Historically, Dynegy’s performance has deviated, in some cases materially, from its cash flow and earnings estimates, and Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements.  While Dynegy would expect to update these estimates on a quarterly basis, it does not intend to update these estimates during any quarter because definitive information regarding its quarterly financial results is not available until after the books for the quarter have been closed. Accordingly, Dynegy expects to provide updates only after it has closed the books and reported the results for a particular quarter, except as otherwise required by applicable law.

Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements.  Specifically, Dynegy cautions that: market fundamentals and trends may not be to Dynegy’s benefit or as Dynegy anticipates; Dynegy’s capital resources and available liquidity may be negatively impacted by market forces beyond its control, reducing capital available for discretionary or other purposes; Dynegy’s asset base may not perform at the level anticipated; changes in commodity prices for fuel and power may negatively impact Dynegy and impact its ability to continue to satisfy its credit agreement financial covenants; longer-term power market improvements may not occur, and even if they do Dynegy may not be in a position to capitalize on them; and uncertainties exist regarding environmental regulations, litigation and other legal, legislative or regulatory developments and their potential impacts on Dynegy’s businesses.  More information about the risks and uncertainties relating to these forward-looking statements is found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2009, its Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2009, June 30, 2009, September 30, 2009 and its Current Reports, all of which are available free of charge on Dynegy’s website at www.dynegy.com.  Dynegy expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

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DYNEGY INC.
REPORTED UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Revenues	$441	$774	$2,468	$3,324
Cost of sales	(267)	(367)	(1,194)	(1,693)
Operating and maintenance expense, exclusive of depreciation and amortization expense shown separately below	(146)	(122)	(519)	(466)
Depreciation and amortization expense	(77)	(88)	(335)	(346)
Goodwill impairments	-	-	(433)	-
Impairments and other charges, exclusive of goodwill impairments shown separately above	(3)	-	(538)	-
Gain (loss) on sale of assets, net	(124)	(1)	(124)	82
General and administrative expenses	(34)	(31)	(159)	(157)
Operating income (loss)	(210)	165	(834)	744

Losses from unconsolidated investments	(84)	(106)	(71)	(123)
Interest expense	(104)	(105)	(415)	(427)
Debt extinguishment costs	(46)	-	(46)	-
Other income and expense, net	1	38	11	84
Income (loss) from continuing operations before income taxes	(443)	(8)	(1,355)	278

Income tax benefit (expense)	168	31	315	(90)
Income (loss) from continuing operations	(275)	23	(1,040)	188

Loss from discontinued operations, net of tax	(81)	(30)	(222)	(17)
Net income (loss)	(356)	(7)	(1,262)	171

Less: Net loss attributable to the noncontrolling interests	(1)	-	(15)	(3)
Net income (loss) attributable to Dynegy Inc.	$(355)	$(7)	$(1,247)	$174

Basic income (loss) per share attributable to Dynegy Inc.:
Income (loss) from continuing operations (1)	$(0.36)	$0.03	$(1.25)	$0.23
Loss from discontinued operations	(0.11)	(0.04)	(0.27)	(0.03)
Basic income (loss) per share attributable to Dynegy Inc.	$(0.47)	$(0.01)	$(1.52)	$0.20

Diluted income (loss) per share attributable to Dynegy Inc.:
Income (loss) from continuing operations (1)	$(0.36)	$0.03	$(1.25)	$0.23
Loss from discontinued operations	(0.11)	(0.04)	(0.27)	(0.03)
Diluted income (loss) per share attributable to Dynegy Inc.	$(0.47)	$(0.01)	$(1.52)	$0.20

Basic shares outstanding	761	840	822	840
Diluted shares outstanding	765	841	826	842

(1)
A reconciliation of basic income (loss) per share from continuing operations attributable to Dynegy Inc. to diluted income (loss) per share from continuing operations attributable to Dynegy Inc. is presented below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Income (loss) from continuing operations	$(275)	$23	$(1,040)	$188
Less: Net loss attributable to the noncontrolling interests	(1)	-	(15)	(3)
Income (loss) from continuing operations attributable to Dynegy Inc. for basic and diluted loss per share	$(274)	$23	$(1,025)	$191

Basic weighted-average shares	761	840	822	840

Effect of dilutive securities:
Stock options and restricted stock	4	1	4	2
Diluted weighted-average shares	765	841	826	842

Income (loss) per share from continuing operations attributable to Dynegy Inc.:
Basic	$(0.36)	$0.03	$(1.25)	$0.23

Diluted (2)	$(0.36)	$0.03	$(1.25)	$0.23

(2)
Entities with a net loss from continuing operations are prohibited from including potential common shares in the computation of diluted per-share amounts. Accordingly, Dynegy Inc. has utilized the basic shares outstanding amount to calculate both basic and diluted loss per share for the three and twelve months ended December 31, 2009.

DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
THREE MONTHS ENDED DECEMBER 31, 2009
(UNAUDITED) (IN MILLIONS)

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total
Net loss attributable to Dynegy Inc.					$(355)
Plus / (Less):
Income tax benefit					(198)
Interest expense and debt extinguishment costs (7)					150
Depreciation and amortization expense					77
EBITDA (1)	$(120)	$(163)	$(11)	$(32)	$(326)
Plus / (Less):
Asset impairments (2)	-	-	3	-	3
Loss on LS Power Transactions (3)	118	82	28	-	228
Loss on sale of Sandy Creek (4)	-	84	-	-	84
Sandy Creek mark-to-market gains (5)	-	(1)	-	-	(1)
Noncontrolling interests in change in fair value of interest rate swaps (6)	(1)	-	-	-	(1)
Mark-to-market losses, net	108	8	2	-	118
Adjusted EBITDA (1)	$105	$10	$22	$(32)	$105

(1)
EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on February 25, 2010, for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating loss is presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating loss as the most directly comparable GAAP measure.

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating loss	$(147)	$(9)	$(20)	$(34)	$(210)
Losses from unconsolidated investments	-	(84)	-	-	(84)
Other items, net	-	-	1	-	1
Net loss attributable to the noncontrolling interests	1	-	-	-	1
Depreciation and amortization expense	50	17	8	2	77
EBITDA from continuing operations	(96)	(76)	(11)	(32)	(215)
EBITDA from discontinued operations (8)	(24)	(87)	-	-	(111)
EBITDA	$(120)	$(163)	$(11)	$(32)	$(326)

(2)
We recognized a pre-tax charge of approximately $3 million ($2 million after-tax) related to the impairment of our Roseton and Danskammer power generation facilities as a result of continued expected cash flow losses related to these assets. This charge is included in Impairments and other charges on our Reported Unaudited Condensed Consolidated Statements of Operations and will be further described in our Annual Report on Form 10-K for the year ended December 31, 2009.

(3)
During the fourth quarter 2009, we recognized pre-tax charges of approximately $228 million ($139 million after-tax) related to the loss on sale of assets to LS Power. Below is the breakdown of these assets by region:

	Pre-tax	After-tax
GEN-MW
Renaissance (a)	$44	$27
Riverside/Foothills (a)	40	24
Rocky Road (a)	6	4
Tilton (a)	6	4
Bluegrass (b)	22	13
Total	$118	$72
GEN-WE
Arlington Valley (b)	$42	$26
Griffith (b)	40	24
Total	$82	$50
GEN-NE
Bridgeport (a)	$28	$17
Total	$28	$17

(a) These charges are included in Gain (loss) on sale of assets, net, on our Reported Unaudited Condensed Consolidated Statements of Operations and will be further described in our Annual Report on Form 10-K for the year ended December 31, 2009.

(b) These charges are included in Loss from discontinued operations, net of tax, on our Reported Unaudited Condensed Consolidated Statements of Operations and will be further described in our Annual Report on Form 10-K for the year ended December 31, 2009.

(4)
We recognized pre-tax charges of approximately $84 million ($51 million after-tax) related to the loss on sale of Dynegy's investment in Sandy Creek to LS Power. These charges are included in Losses from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(5)
We recognized pre-tax income of approximately $1 million ($1 million after-tax) related to the change in fair value of the Sandy Creek Project interest rate swaps. This income is included in Losses from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(6)
We recorded approximately $1 million of noncontrolling interest losses primarily due to the change in fair value of the Plum Point IR swaps. These losses are included in Net loss attributable to the noncontrolling interests on our Reported Unaudited Condensed Consolidated Statements of Operations.

(7)
Includes pre-tax charges of $46 million ($29 million after-tax) related to debt extinguishment costs for the 2011 and 2012 senior unsecured debt repayment during the fourth quarter 2009. These charges are included in Debt extinguishment costs on our Reported Unaudited Condensed Consolidated Statements of Operations. Also includes approximately $1 million of income related to the change in fair value of the Plum Point IR swaps. This income is included in Interest expense on our Reported Unaudited Condensed Consolidated Statements of Operations.

(8)	A reconciliation of EBITDA from discontinued operations to Loss from discontinued operations, net of tax, is presented below.
EBITDA from discontinued operations		$(111)
Income tax benefit from discontinued operations		30
Loss from discontinued operations, net of tax		$(81)

DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
THREE MONTHS ENDED DECEMBER 31, 2008
(UNAUDITED) (IN MILLIONS)

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total
Net loss attributable to Dynegy Inc.					$(7)
Plus / (Less):
Income tax benefit (7)					(55)
Interest expense					105
Depreciation and amortization expense					94
EBITDA (1)	$208	$(45)	$40	$(66)	$137
Plus / (Less):
Asset impairment (2)	-	47	-	-	47
Impairment of equity investment (3)	-	-	-	24	24
Loss on dissolution of equity investment (4)	-	-	-	47	47
Sandy Creek mark-to-market losses (5)	-	31	-	-	31
Gain on liquidation of foreign entity (6)	-	-	-	(24)	(24)
Mark-to-market gains, net	(102)	(7)	(20)	-	(129)
Adjusted EBITDA (1)	$106	$26	$20	$(19)	$133

(1)
EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on February 25, 2010, for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating income (loss)	$157	$19	$26	$(37)	$165
Losses from unconsolidated investments	-	(33)	-	(73)	(106)
Other items, net	-	-	1	37	38
Add: Depreciation and amortization expense	52	20	13	3	88
EBITDA from continuing operations	209	6	40	(70)	185
EBITDA from discontinued operations (8)	(1)	(51)	-	4	(48)
EBITDA	$208	$(45)	$40	$(66)	$137

(2)
We recognized a pre-tax charge of approximately $47 million ($27 million after-tax) related to the impairment of our Heard power generation facility due to management's conclusion that it was more likely than not that this asset would be sold prior to the end of its previously estimated useful life. This charge is included in Loss from discontinued operations, net of tax, on our Reported Unaudited Condensed Consolidated Statements of Operations.

(3)
We recognized a pre-tax charge of approximately $24 million ($15 million after-tax) related to the impairment of our investment in DLS Power Development. The impairment charge is the result of a decline in the fair value of the development projects during the fourth quarter 2008 as a result of increasing barriers to the development and construction of new generation facilities, including credit and regulatory factors. This charge is included in Losses from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(4)
We recognized a pre-tax charge of approximately $47 million ($30 million after-tax) related to the dissolution of DLS Power Development. The loss on the dissolution primarily relates to consideration paid related to the following items which have value to Dynegy, but which do not qualify as assets for accounting purposes: (i) exclusive rights to the potential expansion of its existing facilities (ii) redirection of management time and resources to other projects; (iii) the allocation to Dynegy of full access and control over current and future expansion opportunities; and (iv) enhancement of Dynegy’s strategic flexibility. This charge is included in Losses from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(5)
We recognized a pre-tax charge of approximately $31 million ($19 million after-tax) related to the change in fair value of the Sandy Creek Project interest rate swaps. This charge is included in Losses from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(6)
We recognized a pre-tax gain of approximately $24 million upon the liquidation of a foreign entity, which related to translation gains that had accumulated in stockholder's equity. This gain is included in Other income and expense, net, on our Reported Unaudited Condensed Consolidated Statements of Operations.

(7)	Includes a benefit arising from measurement of Dynegy's temporary differences.
(8)	A reconciliation of EBITDA from discontinued operations to Loss from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations		$(48)
	Depreciation and amortization expense from discontinued operations	(6)
Income tax benefit from discontinued operations		24
Loss from discontinued operations, net of tax		$(30)

DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
TWELVE MONTHS ENDED DECEMBER 31, 2009
(UNAUDITED) (IN MILLIONS)

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total
Net loss attributable to Dynegy Inc.					$(1,247)
Plus / (Less):
Income tax benefit (9)					(436)
Interest expense and debt extinguishment costs (10)					461
Depreciation and amortization expense					350
EBITDA (1)	$182	$(507)	$(396)	$(151)	$(872)
Plus / (Less):
Asset impairments (2)	170	235	391	-	796
Goodwill impairments (3)	76	260	97	-	433
Gain on sale of Heard County (4)	-	(10)	-	-	(10)
Loss on LS Power Transactions (5)	118	82	28	-	228
Loss on sale of Sandy Creek (6)	-	84	-	-	84
Sandy Creek mark-to-market gains (7)	-	(21)	-	-	(21)
Noncontrolling interests in change in fair value of interest rate swaps (8)	(15)	-	-	-	(15)
Mark-to-market losses, net	112	58	10	-	180
Adjusted EBITDA (1)	$643	$181	$130	$(151)	$803

(1)
EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on February 25, 2010, for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating loss is presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income loss as the most directly comparable GAAP measure.

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating loss	$(4)	$(218)	$(444)	$(168)	$(834)
Earnings (losses) from unconsolidated investments	-	(72)	-	1	(71)
Other items, net	2	3	1	5	11
Net loss attributable to the noncontrolling interests	15	-	-	-	15
Depreciation and amortization expense	215	62	47	11	335
EBITDA from continuing operations	228	(225)	(396)	(151)	(544)
EBITDA from discontinued operations (11)	(46)	(282)	-	-	(328)
EBITDA	$182	$(507)	$(396)	$(151)	$(872)

(2)
During the second quarter 2009, we recognized pre-tax charges of approximately $202 million ($123 million after-tax) related to asset impairments. These impairments were recorded due to management's conclusion that it was more likely than not that these assets would be sold prior to the end of their previously estimated useful lives. On August 9, 2009, we entered into a purchase and sale agreement with LS Power. At that time, the assets included in the agreement met the criteria of held for sale. As a result, we recognized pre-tax charges of approximately $382 million ($234 million after-tax) related to asset impairments. Below is the breakdown of these asset impairment charges by region:

	Pre-tax	After-tax
GEN-MW
Renaissance (a)	$65	$40
Riverside/Foothills (a)	18	11
Rocky Road (a)	22	14
Tilton (a)	42	26
Bluegrass (b)	23	14
Total	$170	$105
GEN-WE
Arlington Valley (b)	$112	$68
Griffith (b)	123	75
Total	$235	$143
GEN-NE
Bridgeport (a)	$179	$109
Total	$179	$109

(a) These charges are included in Impairments and other charges on our Reported Unaudited Condensed Consolidated Statements of Operations and will be further described in our Annual Report on Form 10-K for the year ended December 31, 2009.

(b) These charges are included in Loss from discontinued operations, net of tax, on our Reported Unaudited Condensed Consolidated Statements of Operations and will be further described in our Annual Report on Form 10-K for the year ended December 31, 2009.

In addition, GEN-NE also included a $212 million ($132 million after-tax) impairment charge related to our Roseton and Danskammer power generation facilities as a result of continued weakening in forward capacity and forward power prices in certain of the markets in which we operate. This charge is included in Impairments and other charges on our Reported Unaudited Condensed Consolidated Statements of Operations and will be further described in our Annual Report on Form 10-K for the year ended December 31, 2009.

(3)
We recognized pre-tax charges of approximately $433 million ($433 million after-tax) related to the impairment of our goodwill. These charges are included in Goodwill impairments on our Reported Unaudited Condensed Consolidated Statements of Operations and will be further described in our Annual Report on Form 10-K for the year ended December 31, 2009.

(4)
We recognized a pre-tax gain of approximately $10 million ($6 million after-tax) on the sale of our Heard County power generation facility. This gain is included in Loss from discontinued operations, net of tax, on our Reported Unaudited Condensed Consolidated Statements of Operations.

(5)
During the fourth quarter 2009, we recognized pre-tax charges of approximately $228 million ($139 million after-tax) related to the loss on sale of assets to LS Power. Below is the breakdown of these assets by region:

	Pre-tax	After-tax
GEN-MW
Renaissance (a)	$44	$27
Riverside/Foothills (a)	40	24
Rocky Road (a)	6	4
Tilton (a)	6	4
Bluegrass (b)	22	13
Total	$118	$72
GEN-WE
Arlington Valley (b)	$42	$26
Griffith (b)	40	24
Total	$82	$50
GEN-NE
Bridgeport (a)	$28	$17
Total	$28	$17

(a) These charges are included in Gain (loss) on sale of assets, net, on our Reported Unaudited Condensed Consolidated Statements of Operations and will be further described in our Annual Report on Form 10-K for the year ended December 31, 2009.

(b) These charges are included in Loss from discontinued operations, net of tax, on our Reported Unaudited Condensed Consolidated Statements of Operations and will be further described in our Annual Report on Form 10-K for the year ended December 31, 2009.

(6)
We recognized pre-tax charges of approximately $84 million ($51 million after-tax) related to the loss on sale of Dynegy's investment in Sandy Creek to LS Power. These charges are included in Losses from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(7)
We recognized pre-tax income of approximately $21 million ($13 million after-tax) related to the change in fair value of the Sandy Creek Project interest rate swaps. This income is included in Losses from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(8)
We recorded approximately $15 million of noncontrolling interest losses primarily due to the change in fair value of the Plum Point IR swaps. These losses are included in Net loss attributable to the noncontrolling interests on our Reported Unaudited Condensed Consolidated Statements of Operations.

(9)	Includes charges of $21 million related to a change in California state law and charges of $12 million due to revised assumptions around our ability to use certain state deferred tax assets.
(10)
Includes pre-tax charges of $46 million ($29 million after-tax) related to debt extinguishment costs for the 2011 and 2012 senior unsecured debt repayment during the fourth quarter 2009. Also includes approximately $16 million of charges related to the change in fair value of the Plum Point IR swaps. These charges are included in Debt extinguishment costs and Interest expense, respectively, on our Reported Unaudited Condensed Consolidated Statements of Operations.

(11)	A reconciliation of EBITDA from discontinued operations to Loss from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations		$(328)
	Depreciation and amortization expense from discontinued operations	(15)
Income tax benefit from discontinued operations		121
Loss from discontinued operations, net of tax		$(222)

DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
TWELVE MONTHS ENDED DECEMBER 31, 2008
(UNAUDITED) (IN MILLIONS)

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total
Net income attributable to Dynegy Inc.					$174
Plus / (Less):
Income tax expense (12)					76
Interest expense					427
Depreciation and amortization expense					371
EBITDA (1)	$893	$156	$127	$(128)	$1,048
Plus / (Less):
Gain on sale of Rolling Hills (2)	(56)	-	-	-	(56)
Asset impairment (3)	-	47	-	-	47
Impairment of equity investment (4)	-	-	-	24	24
Loss on dissolution of equity investment (5)	-	-	-	47	47
Sandy Creek mark-to-market losses (6)	-	40	-	-	40
Gain on liquidation of foreign entity (7)	-	-	-	(24)	(24)
Release of state franchise tax and sales tax liabilities (8)	-	-	-	(16)	(16)
Gain on sale of NYMEX shares (9)	-	-	-	(15)	(15)
Gain on sale of Sandy Creek ownership interest (10)	-	(13)	-	-	(13)
Gain on sale of Oyster Creek ownership interest (11)	-	(11)	-	-	(11)
Mark-to-market gains, net	(191)	(51)	(11)	-	(253)
Adjusted EBITDA (1)	$646	$168	$116	$(112)	$818

(1)
EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on February 25, 2010, for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating income (loss)	$686	$123	$67	$(132)	$744
Losses from unconsolidated investments	-	(40)	-	(83)	(123)
Other items, net	-	5	6	73	84
Net loss attributable to the noncontrolling interests	3	-	-	-	3
Add: Depreciation and amortization expense	205	77	54	10	346
EBITDA from continuing operations	894	165	127	(132)	1,054
EBITDA from discontinued operations (13)	(1)	(9)	-	4	(6)
EBITDA	$893	$156	$127	$(128)	$1,048

(2)
We recognized a pre-tax gain of approximately $56 million ($32 million after-tax) on the sale of our Rolling Hills power generation facility. This gain is included in Gain (loss) on sale of assets, net, on our Reported Unaudited Condensed Consolidated Statements of Operations.

(3)
We recognized a pre-tax charge of approximately $47 million ($27 million after-tax) related to the impairment of our Heard power generation facility due to management's conclusion that it was more likely than not that this asset would be sold prior to the end of its previously estimated useful life. This charge is included in Loss from discontinued operations, net of tax, on our Reported Unaudited Condensed Consolidated Statements of Operations.

(4)
We recognized a pre-tax charge of approximately $24 million ($15 million after-tax) related to the impairment of our investment in DLS Power Development. The impairment charge is the result of a decline in the fair value of the development projects during the fourth quarter 2008 as a result of increasing barriers to the development and construction of new generation facilities, including credit and regulatory factors. This charge is included in Losses from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(5)
We recognized a pre-tax charge of approximately $47 million ($30 million after-tax) related to the dissolution of DLS Power Development. The loss on the dissolution primarily relates to consideration paid related to the following items which have value to Dynegy, but which do not qualify as assets for accounting purposes: (i) exclusive rights to the potential expansion of its existing facilities (ii) redirection of management time and resources to other projects; (iii) the allocation to Dynegy of full access and control over current and future expansion opportunities; and (iv) enhancement of Dynegy’s strategic flexibility. This charge is included in Losses from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(6)
We recognized a pre-tax charge of approximately $40 million ($24 million after-tax) related to the change in fair value of the Sandy Creek Project interest rate swaps. This charge is included in Losses from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(7)
We recognized a pre-tax gain of approximately $24 million upon the liquidation of a foreign entity, which related to translation gains that had accumulated in stockholder's equity. This gain is included in Other income and expense, net, on our Reported Unaudited Condensed Consolidated Statements of Operations.

(8)
We recognized income related to a release of approximately $16 million ($10 million after-tax) of sales and use tax liability. This income is included in Operating and maintenance expense on our Reported Unaudited Condensed Consolidated Statements of Operations.

(9)
We recognized a pre-tax gain of approximately $15 million ($9 million after-tax) on the sale of our NYMEX shares and two membership seats. This gain is included in Gain (loss) on sale of assets, net, on our Reported Unaudited Condensed Consolidated Statements of Operations.

(10)
We recognized equity earnings of approximately $13 million ($8 million after-tax) on the sale of an approximate 11 percent undivided interest in the Sandy Creek Project. This gain is included in Losses from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(11)
We recognized a pre-tax gain of approximately $11 million ($7 million after-tax) on the sale of our beneficial interest in Oyster Creek. This gain is included in Gain (loss) on sale of assets, net, on our Reported Unaudited Condensed Consolidated Statements of Operations.

(12)	Includes a benefit arising from measurement of Dynegy's temporary differences.
(13)	A reconciliation of EBITDA from discontinued operations to Loss from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations		$(6)
	Depreciation and amortization expense from discontinued operations	(25)
Income tax benefit from discontinued operations		14
Loss from discontinued operations, net of tax		$(17)

DYNEGY INC.
SUMMARY CASH FLOW INFORMATION (1)
(UNAUDITED) (IN MILLIONS)

	Twelve Months Ended December 31, 2009			Twelve Months Ended December 31, 2008
	GEN	OTHER	Total	GEN	OTHER	Total
Adjusted EBITDA (2)	$954	$(151)	$803	$930	$(112)	$818
Interest payments	-	(424)	(424)	-	(436)	(436)
Cash taxes	-	(4)	(4)	-	(23)	(23)
Working capital / non-cash adjustments / other changes	(226)	21	(205)	(52)	42	(10)
Adjusted Cash Flow from Operations (3)	728	(558)	170	878	(529)	349
Maintenance capital expenditures	(175)	(6)	(181)	(123)	(16)	(139)
Environmental capital expenditures	(304)	-	(304)	(235)	-	(235)
Adjusted Free Cash Flow (3)	$249	$(564)	$(315)	$520	$(545)	$(25)

Net cash provided by (used in) Investing Activities			$251			$(102)

Net cash provided by (used in) Financing Activities			$(608)			$148

(1)
This presentation is intended to demonstrate the relationship between the performance measure of Adjusted EBITDA and the liquidity measure of Adjusted Free Cash Flow. We believe it is useful to our analysts and investors to understand this relationship because it demonstrates how the cash generated by our operations is used to satisfy various liquidity requirements. This presentation is not intended to be a reconciliation of non-GAAP measures pursuant to Regulation G. Such reconciliations of these non-GAAP financial measures to GAAP measures can be found below.

(2)
Adjusted EBITDA is a non-GAAP financial measure. Please refer to Item 2.02 of our Form 8-K filed on February 25, 2010 for definitions, utility and uses of such non-GAAP financial measures. Please see Reported Segmented Results of Operations for the twelve months ended December 31, 2009 and December 31, 2008 for a reconciliation of Adjusted EBITDA to Net income (loss) attributable to Dynegy Inc.

(3)
Adjusted Cash Flow from Operations and Adjusted Free Cash Flow are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on February 25, 2010 for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of Adjusted Cash Flow from Operations and Adjusted Free Cash Flow to Cash Flow from Operations is presented below.

	Twelve Months Ended December 31, 2009			Twelve Months Ended December 31, 2008
	GEN	OTHER	Total	GEN	OTHER	Total
Cash Flow from Operations	$719	$(584)	$135	$869	$(550)	$319
Legal and regulatory payments	9	7	16	9	21	30
Payment for JV Dissolution	-	19	19	-	-	-
Adjusted Cash Flow from Operations	728	(558)	170	878	(529)	349
Maintenance capital expenditures	(175)	(6)	(181)	(123)	(16)	(139)
Environmental capital expenditures	(304)	-	(304)	(235)	-	(235)
Adjusted Free Cash Flow	$249	$(564)	$(315)	$520	$(545)	$(25)

DYNEGY INC.
OPERATING DATA
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
GEN - MW
Million Megawatt Hours Generated	5.9	5.9	25.0	24.5
In Market Availability for Coal Fired Facilities (1)	94%	92%	90%	90%
Average Capacity Factor for Combined Cycle Facilities (2)	18%	16%	29%	16%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
Cinergy (Cin Hub)	$35	$48	$35	$67
Commonwealth Edison (NI Hub)	$35	$48	$35	$66
PJM West	$43	$61	$45	$84
Average On-Peak Market Spark Spreads ($/MWh) (4):
PJM West	$9	$10	$12	$15

GEN - WE
Million Megawatt Hours Generated (5)	1.3	2.4	8.1	11.2
Average Capacity Factor for Combined Cycle Facilities (2)	27%	35%	32%	44%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
North Path 15 (NP 15)	$48	$57	$39	$80
Average On-Peak Market Spark Spreads ($/MWh) (4):
North Path 15 (NP 15)	$11	$11	$8	$18

GEN - NE
Million Megawatt Hours Generated	2.4	2.2	10.2	7.9
In Market Availability for Coal Fired Facilities (1)	96%	88%	95%	91%
Average Capacity Factor for Combined Cycle Facilities (2)	49%	31%	44%	25%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
New York - Zone G	$50	$70	$50	$101
New York - Zone A	$36	$54	$36	$68
Mass Hub	$49	$67	$46	$91
Average On-Peak Market Spark Spreads ($/MWh) (4):
New York - Zone A	$1	$6	$4	$3
Mass Hub	$14	$15	$12	$23
Fuel Oil	$(79)	$(13)	$(53)	$(37)

Average Natural Gas Price - Henry Hub ($/MMBtu) (6)	$4.25	$6.39	$3.92	$8.85

(1)	Reflects the percentage of generation available during periods when market prices are such that these units could be profitably dispatched.

(2)	Reflects actual production as a percentage of available capacity.

(3)	Reflects the average of day-ahead quoted prices for the periods presented and does not necessarily reflect prices we realized.

(4)
Reflects the simple average of the spark spread available to a 7.0 MMBtu / MWh heat rate generator selling power at day-ahead prices and buying delivered natural gas or fuel oil at a daily cash market price and does not reflect spark spreads available to us.

(5)
Includes our ownership percentage in the MWh generated by our GEN-WE investment in the Black Mountain power generation facility for the three and twelve months ended December 31, 2009 and 2008, respectively.

(6)	Reflects the average of daily quoted prices for the periods presented and does not reflect costs incurred by the Company.

DYNEGY INC.
2009 EARNINGS ESTIMATES (1)
(IN MILLIONS)
	Power Generation
	GEN - MW		GEN - WE		GEN - NE		Total GEN		OTHER		Total
Adjusted Gross Margin (2)	$845	$860	$260	$270	$290	$300	$1,395	$1,430	$-	$-	$1,395	$1,430
Operating Expenses	(215)	(225)	(125)	(125)	(185)	(180)	(525)	(530)	-	-	(525)	(530)
General and Administrative Expense	-	-	-	-	-	-	-	-	(175)	(175)	(175)	(175)
Adjusted EBITDA from discontinued operations	-	-	25	25	-	-	25	25	-	-	25	25
Losses From Unconsolidated Investments	-	-	(10)	(10)	-	-	(10)	(10)	-	-	(10)	(10)
Other Items, Net	-	-	-	-	-	-	-	-	20	20	20	20
Adjusted EBITDA (2)	$630	$635	$150	$160	$105	$120	$885	$915	$(155)	$(155)	$730	$760

2009 CASH FLOW ESTIMATES (1) (3)
(IN MILLIONS)

	GEN		OTHER		Total
Adjusted EBITDA (2)	$885	$915	$(155)	$(155)	$730	$760
Cash Interest Payments	-	-	(430)	(430)	(430)	(430)
Cash Tax Payments	-	-	(5)	(5)	(5)	(5)
Working Capital / Other Changes	(225)	(225)	5	5	(220)	(220)
Adjusted Cash Flow from Operations (4)	660	690	(585)	(585)	75	105
Maintenance Capital Expenditures	(185)	(185)	(10)	(10)	(195)	(195)
Environmental Capital Expenditures	(280)	(280)	-	-	(280)	(280)
Capitalized Interest	(25)	(25)	-	-	(25)	(25)
Adjusted Free Cash Flow (4)	$170	$200	$(595)	$(595)	$(425)	$(395)

Net Cash Provided by Investing Activities					$260	$260

Net Cash Used in Financing Activities					$(555)	$(555)

(1)
As reported in the November 5, 2009 guidance, the 2009 estimates were based on quoted forward commodity price curves using a $3.97/MMBtu gas price as of October 6, 2009. Actual results may vary materially from these estimates based on changes in commodity prices, among other things, including operational activities, legal settlements, financing or investing activities and other uncertain or unplanned items. Reduced 2009 and forward adjusted EBITDA or free cash flow could result from potential divestitures of (a) non-core assets where the earnings potential is limited, or (b) assets where the value that can be captured through a divestiture is believed to outweigh the benefits of continuing to own or operate such assets. Divestitures could also result in impairment charges.

(2)
EBITDA, Adjusted EBITDA and Adjusted Gross Margin are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on February 25, 2010, for definitions, utility and uses of such non-GAAP financial measures. Reconciliations of consolidated EBITDA and Adjusted EBITDA to Net Loss attributable to Dynegy Inc. and Adjusted Gross Margin to Operating Income (loss) are presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating Income (loss) as the most directly comparable GAAP measure. Accordingly, a reconciliation of EBITDA and Adjusted EBITDA to Operating Income (loss) on a segment level is also presented below.

	Power Generation
	GEN - MW		GEN - WE		GEN - NE		Total GEN		OTHER		Total

Operating Income (Loss)	$75	$80	$(320)	$(310)	$(470)	$(455)	$(715)	$(685)	$(185)	$(185)	$(900)	$(870)
Earnings From Unconsolidated Investments	-	-	10	10	-	-	10	10	-	-	10	10
Other Items, Net	-	-	-	-	-	-	-	-	20	20	20	20
Add: Depreciation and Amortization Expense from continuing operations	230	230	60	60	50	50	340	340	10	10	350	350
EBITDA from continuing operations	305	310	(250)	(240)	(420)	(405)	(365)	(335)	(155)	(155)	(520)	(490)
EBITDA from discontinued operations	(25)	(25)	(200)	(200)	-	-	(225)	(225)	-	-	(225)	(225)
EBITDA	$280	$285	$(450)	$(440)	$(420)	$(405)	$(590)	$(560)	$(155)	$(155)	$(745)	$(715)
Plus / (Less):
Impairments from continuing operations	$220	$220	$260	$260	$485	$485	$965	$965	$-	$-	$965	$965
Impairments from discontinued operations	25	25	235	235	-	-	260	260	-	-	260	260
Sandy Creek Mark-to- Market Gains	-	-	(20)	(20)	-	-	(20)	(20)	-	-	(20)	(20)
Loss on Sale of Assets from continuing operations	75	75	85	85	-	-	160	160	-	-	160	160
Gain on Sale of Assets from discontinued operations	-	-	(10)	(10)	-	-	(10)	(10)	-	-	(10)	(10)
Mark-to-Market Losses	30	30	50	50	40	40	120	120	-	-	120	120
Adjusted EBITDA	$630	$635	$150	$160	$105	$120	$885	$915	$(155)	$(155)	$730	$760

	Power Generation
	GEN - MW		GEN - WE		GEN - NE		Total GEN		OTHER		Total
Adjusted Gross Margin	$845	$860	$260	$270	$290	$300	$1,395	$1,430	$-	$-	$1,395	$1,430
Impairments from continuing operations	(220)	(220)	(260)	(260)	(485)	(485)	(965)	(965)	-	-	(965)	(965)
Loss on Sale of Assets from continuing operations	(75)	(75)	(85)	(85)	-	-	(160)	(160)	-	-	(160)	(160)
Mark-to-Market Losses	(30)	(30)	(50)	(50)	(40)	(40)	(120)	(120)	-	-	(120)	(120)
Operating Expenses	(215)	(225)	(125)	(125)	(185)	(180)	(525)	(530)	-	-	(525)	(530)
Depreciation and Amortization Expense from continuing operations	(230)	(230)	(60)	(60)	(50)	(50)	(340)	(340)	(10)	(10)	(350)	(350)
General and Administrative Expenses	-	-	-	-	-	-	-	-	(175)	(175)	(175)	(175)
Operating Income (Loss)	$75	$80	$(320)	$(310)	$(470)	$(455)	$(715)	$(685)	$(185)	$(185)	$(900)	$(870)

	Total
Net loss attributable to Dynegy Inc.	$(1,155)	$(1,135)
Add Back:
Income Tax Benefit	(435)	(425)
Interest Expense and Debt Conversion Cost	480	480
Depreciation and Amortization Expense from continuing operations	350	350
Depreciation and Amortization Expense from discontinued operations	15	15
EBITDA	$(745)	$(715)
Plus / (Less):
Impairments from continuing operations	965	965
Impairments from discontinued operations	260	260
Sandy Creek Mark-to- Market Gains	(20)	(20)
Loss on Sale of Assets from continuing operations	160	160
Gain on Sale of Assets from discontinued operations	(10)	(10)
Mark-to-Market Losses	120	120
Adjusted EBITDA	$730	$760

(3)	This presentation is not intended to be a reconciliation of non-GAAP measures pursuant to Regulation G.

(4)
Adjusted Cash Flow from Operations and Adjusted Free Cash Flow are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on February 25, 2010, for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of Adjusted Cash Flow from Operations and Adjusted Free Cash Flow to Cash Flow from Operations is presented below.

	GEN		OTHER		Total
Cash Flow From Operations	$650	$680	$(605)	$(605)	$45	$75
Legal and Regulatory Payments	10	10	-	-	10	10
Payment for JV Dissolution	-	-	20	20	20	20
Adjusted Cash Flow From Operations	660	690	(585)	(585)	75	105
Maintenance Capital Expenditures	(185)	(185)	(10)	(10)	(195)	(195)
Environmental Capital Expenditures	(280)	(280)	-	-	(280)	(280)
Capitalized Interest	(25)	(25)	-	-	(25)	(25)
Adjusted Free Cash Flow	$170	$200	$(595)	$(595)	$(425)	$(395)

DYNEGY INC.
2010 EARNINGS ESTIMATES (1)
(IN MILLIONS)

	Power Generation
	GEN - MW		GEN - WE		GEN - NE		Total GEN		OTHER		Total
Adjusted Gross Margin (2)	$585	$680	$245	$255	$225	$245	$1,055	$1,180	$-	$-	$1,055	$1,180
Operating Expenses	(215)	(215)	(115)	(115)	(165)	(165)	(495)	(495)	-	-	(495)	(495)
General and Administrative Expense	-	-	-	-	-	-	-	-	(150)	(150)	(150)	(150)
Other Items, Net	-	-	-	-	-	-	-	-	15	15	15	15
Adjusted EBITDA (2)	$370	$465	$130	$140	$60	$80	$560	$685	$(135)	$(135)	$425	$550

2010 CASH FLOW ESTIMATES (1) (3)
(IN MILLIONS)

	GEN		OTHER		Total
Adjusted EBITDA (2)	$560	$685	$(135)	$(135)	$425	$550
Cash Interest Payments	-	-	(380)	(380)	(380)	(380)
Cash Tax Payments	-	-	(5)	(5)	(5)	(5)
Working Capital / Other Changes	(60)	(60)	5	5	(55)	(55)
Adjusted Cash Flow from Operations (4)	500	625	(515)	(515)	(15)	110
Maintenance Capital Expenditures	(110)	(110)	(10)	(10)	(120)	(120)
Environmental Capital Expenditures	(200)	(200)	-	-	(200)	(200)
Capitalized Interest	(25)	(25)	-	-	(25)	(25)
Adjusted Free Cash Flow (4)	$165	$290	$(525)	$(525)	$(360)	$(235)

Net Cash Used in Investing Activities					$(400)	$(400)

Net Cash Provided by Financing Activities					$15	$15

(1)
2010 estimates are based on quoted forward commodity price curves using a $5.72/MMBtu gas price as of January 26, 2010.  Actual results may vary materially from these estimates based on changes in commodity prices, among other things, including operational activities, legal settlements, financing or investing activities and other uncertain or unplanned items. Reduced 2010 and forward adjusted EBITDA or free cash flow could result from potential divestitures of (a) non-core assets where the earnings potential is limited, or (b) assets where the value that can be captured through a divestiture is believed to outweigh the benefits of continuing to own or operate such assets. Divestitures could also result in impairment charges.

(2)
EBITDA, Adjusted EBITDA and Adjusted Gross Margin are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on February 25, 2010, for definitions, utility and uses of such non-GAAP financial measures. Reconciliations of consolidated EBITDA and Adjusted EBITDA to Net Loss attributable to Dynegy Inc. and Adjusted Gross Margin to Operating Income (loss) are presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating Income (loss) as the most directly comparable GAAP measure. Accordingly, a reconciliation of EBITDA and Adjusted EBITDA to Operating Income (loss) on a segment level is also presented below.

	Power Generation
	GEN - MW		GEN - WE		GEN - NE		Total GEN		OTHER		Total

Operating Income (Loss)	$75	$170	$70	$80	$15	$35	$160	$285	$(165)	$(165)	$(5)	$120
Noncontrolling Interests	10	10	-	-	-	-	10	10	-	-	10	10
Other Items, Net	-	-	-	-	-	-	-	-	15	15	15	15
Add: Depreciation and Amortization Expense	245	245	65	65	35	35	345	345	15	15	360	360
EBITDA	$330	$425	$135	$145	$50	$70	$515	$640	$(135)	$(135)	$380	$505
Plus / (Less):
Noncontrolling Interests	(10)	(10)	-	-	-	-	(10)	(10)	-	-	(10)	(10)
Mark-to-Market Losses (Gains)	50	50	(5)	(5)	10	10	55	55	-	-	55	55
Adjusted EBITDA	$370	$465	$130	$140	$60	$80	$560	$685	$(135)	$(135)	$425	$550

	Power Generation
	GEN - MW		GEN - WE		GEN - NE		Total GEN		OTHER		Total
Adjusted Gross Margin	$585	$680	$245	$255	$225	$245	$1,055	$1,180	$-	$-	$1,055	$1,180
Mark-to-Market (Losses) Gains	(50)	(50)	5	5	(10)	(10)	(55)	(55)	-	-	(55)	(55)
Operating Expenses	(215)	(215)	(115)	(115)	(165)	(165)	(495)	(495)	-	-	(495)	(495)
Depreciation and Amortization Expense	(245)	(245)	(65)	(65)	(35)	(35)	(345)	(345)	(15)	(15)	(360)	(360)
General and Administrative Expenses	-	-	-	-	-	-	-	-	(150)	(150)	(150)	(150)
Operating Income (Loss)	$75	$170	$70	$80	$15	$35	$160	$285	$(165)	$(165)	$(5)	$120

	Total
Net loss attributable to Dynegy Inc.	$(215)	$(140)
Add Back:
Income Tax Benefit	(140)	(90)
Interest Expense	375	375
Depreciation and Amortization Expense	360	360
EBITDA	$380	$505
Plus / (Less):
Noncontrolling Interests	(10)	(10)
Mark-to-Market Losses	55	55
Adjusted EBITDA	$425	$550

(3)	This presentation is not intended to be a reconciliation of non-GAAP measures pursuant to Regulation G.

(4)
Adjusted Cash Flow from Operations and Adjusted Free Cash Flow are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on February 25, 2010, for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of Adjusted Cash Flow from Operations and Adjusted Free Cash Flow to Cash Flow from Operations is presented below.

	GEN		OTHER		Total
Cash Flow and Adjusted Cash Flow From Operations	$500	$625	$(515)	$(515)	$(15)	$110
Maintenance Capital Expenditures	(110)	(110)	(10)	(10)	(120)	(120)
Environmental Capital Expenditures	(200)	(200)	-	-	(200)	(200)
Capitalized Interest	(25)	(25)	-	-	(25)	(25)
Adjusted Free Cash Flow	$165	$290	$(525)	$(525)	$(360)	$(235)